Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form F-8 of Hitek Global Inc. (the “Registrant”) of our report dated April 25, 2025, relating to the consolidated financial statements of Hitek Global Inc. and subsidiaries as of December 31, 2024 and 2023, and for each of the years in the three-year period ended December 31, 2024, appearing in the Registrant’s Annual Report on Form 20-F for the year ended December 31, 2024.

/s/ Wei, Wei & Co., LLP

Flushing, New York

August 5, 2025